Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Third Quarter Results with Revenue Growth

●	Consolidated Revenue grew 2% compared to prior year

●	Distribution Revenue grew 7% compared to prior year

●	Service Revenue was flat on a year over year basis

ROCHESTER, NY, January 27, 2025 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, today reported financial results for its third quarter ended December 28, 2024 (the “third quarter”) of fiscal year 2025, which ends March 29, 2025 (“fiscal 2025”).  Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023, Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023, Becnel Rental Tools, LLC ("Becnel") effective April 15, 2024 and Martin Calibration Inc. ("Martin) effective December 10, 2024.

“In the 3rd quarter, we were pleased to close the Martin Calibration deal.  Martin is a coveted calibration company that is highly synergistic and fulfills all our strategic acquisition drivers by expanding our geographic reach, increasing our capabilities and leveraging our existing infrastructure"  commented Lee D. Rudow, President and CEO. “Martin's size, with revenue in excess of $25 million, and reputation for quality and customer satisfaction, makes it the perfect addition to the Transcat family.”

    “Service organic revenue was below our historical trends and significantly impacted by the timing of this year’s Christmas holiday.  Last year, the Christmas holiday fell in the first week of our fiscal fourth quarter. We typically see an acceleration of activity in the last two weeks of each quarter, but this year many of our customers closed facilities or had significantly reduced staffing levels, which limited the volume of incoming equipment throughout the month.  That said, we are seeing higher activity levels in January, which we believe is in part, the receipt of units which we expected to receive in December.”

"Transcat Solutions (Nexa) revenue was soft in comparison to last year and in line with our expectations for the quarter.  As previously communicated, we believe the actions our team is taking will result in the Solutions channel strengthening in the back half of fiscal 2026."

Mr. Rudow added, “Our organic sales pipeline is very strong and we believe it supports a return to more historic organic growth levels."

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

Third Quarter Fiscal 2025 Review
(Results are compared with the third quarter of the fiscal year ended March 30, 2024 (“fiscal 2024”))

($ in thousands)			Change
	FY25 Q3	FY24 Q3	$'s	%
Service Revenue	$41,557	$41,509	$48	0.1%
Distribution Revenue	25,197	23,657	1,540	6.5%
Revenue	$66,754	$65,166	$1,588	2.4%

Gross Profit	$19,679	$20,936	$(1,257)	(6.0)%
Gross Margin	29.5%	32.1%

Operating Income	$2,100	$4,294	$(2,194)	(51.1)%
Operating Margin	3.1%	6.6%

Net Income	$2,357	$3,348	$(991)	(29.6)%
Net Margin	3.5%	5.1%

Adjusted EBITDA*	$7,914	$9,120	$(1,206)	(13.2)%
Adjusted EBITDA* Margin	11.9%	14.0%

Diluted EPS	$0.25	$0.38	$(0.13)	(34.2)%

Adjusted Diluted EPS*	$0.45	$0.56	$(0.11)	(19.6)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $66.8 million, an increase of $1.6 million or 2.4%. Consolidated gross profit was $19.7 million, a decrease of $1.3 million, or 6.0%, while gross margin decreased 260 basis points primarily due to lower organic revenue. Operating expenses were $17.6 million, an increase of $0.9 million, or 5.6%.  Adjusted EBITDA was $7.9 million which represented a decrease of $1.2 million or 13.2%. Net income per diluted share was $0.25 compared to $0.38 last year. Adjusted diluted earnings per share were $0.45 versus $0.56 last year.

Transcat Reports  Third Quarter Results with Revenue Growth

October 28, 2024

Service segment  third quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (63.7% of total revenue for the third quarter of fiscal 2025).

($ in thousand)			Change
	FY25 Q3	FY24 Q3	$'s	%
Service Segment Revenue	$41,557	$41,509	$48	0.1%
Gross Profit	$12,357	$13,494	$(1,137)	(8.4)%
Gross Margin	29.7%	32.5%

Operating Income	$1,412	$2,966	$(1,554)	(52.4)%
Operating Margin	3.4%	7.1%

Adjusted EBITDA*	$4,921	$5,979	$(1,058)	(17.7)%
Adjusted EBITDA* Margin	11.8%	14.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $41.6 million, an increase of less than $0.1 million or 0.1%, and included $2.0 million of incremental revenue from acquisitions. Organic revenue decreased by 3.8% driven by the timing of the Christmas holiday. The segment gross margin was 29.7%, a decrease of 280 basis points from the prior year primarily due to lower organic revenue.

Distribution segment second quarter results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (36.3% of total revenue for the second quarter of fiscal 2025).

($ in thousands)			Change
	FY25 Q3	FY24 Q3	$'s	%
Distribution Segment Revenue	$25,197	$23,657	$1,540	6.5%
Gross Profit	$7,322	$7,442	$(120)	(1.6)%
Gross Margin	29.1%	31.5%

Operating Income	$688	$1,328	$(640)	(48.2)%
Operating Margin	2.7%	5.6%

Adjusted EBITDA*	$2,993	$3,141	$(148)	(4.7)%
Adjusted EBITDA* Margin	11.9%	13.3%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution revenue was $25.2 million, which represented an increase of $1.5 million or 6.5%, driven by growth in the rental business including acquisitions. Distribution segment gross margin was 29.1%, a decrease of 240 basis points due to a mix shift as product sales experienced a strong quarter but have a lower margin profile.

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

Nine Month Review (Results are compared with the first nine months of fiscal 2024)

Total revenue was $201.3 million, an increase of $12.7 million or 6.7%.  Consolidated gross profit was $63.5 million, an increase of $3.8 million, or 6.3%, and gross margin decreased to 31.6% or 10 basis points.  Consolidated operating expenses were $52.6 million, an increase of $3.4 million, or 6.9%, driven by incremental expenses from acquired businesses, increased intangibles amortization expense and investments in technology and our employee base to support future growth, offset by the previously mentioned amended Nexa Earn-Out agreement in the second quarter of fiscal year 2024. As a result, consolidated operating income was $10.9 million compared with $10.6 million in last fiscal year’s period.

Adjusted EBITDA was $27.0 million which represented an increase of $0.1 million or 0.2%. Net income per diluted share increased to $1.09 from $0.83 and adjusted diluted earnings per share was $1.65 versus $1.69 last year. The effective tax rate was 16.7% compared to 23.5% in the prior year, due to the timing of discrete benefits related to share-based compensation items.

Balance Sheet and Cash Flow Overview

On December 28, 2024, the Company had $4.6 million in cash and cash equivalents on hand and $40.5 million available for borrowing under its secured revolving credit facility.  Total debt was $41.9 million versus $4.2 million on March 30, 2024.  The Company’s leverage ratio, as defined in the credit agreement, was 0.97 on December 28, 2024, compared with 0.10 on March 30, 2024.

Outlook

Mr. Rudow concluded, “The Transcat team has consistently delivered excellent results over an extended period. We are disappointed with the Service organic revenue decline in fiscal Q3 as the timing of the holiday impacted the quarter’s results. Looking ahead, our growth investments, track record of strong execution, and diversified portfolio will drive sustainable organic revenue growth.”  “We expect FY25 Service organic revenue growth in the mid-to-low single digits, when normalized for the extra week in fiscal 2024. Due to the previously mentioned strong Service sales pipeline, we anticipate a return to more historic organic growth levels.  We have demonstrated the ability to leverage automation of our calibration processes and focus on productivity to improve our operational efficiency. These tools remain key enablers of margin expansion.”

“We are very excited about the acquisition of Martin Calibration due to Martin’s commitment to quality, extensive customer base, geographic coverage, and strong culture.  We believe that Transcat, together with Martin, is a perfect match.”

Transcat expects its income tax rate to range between 21% and 23% in fiscal 2025. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, January 28, 2025 at 11:00 a.m. ET.  Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, February 4, 2025. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13747789, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, and acquisition related transaction expenses, which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, and acquisition amortization of backlog; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 33 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. Inclusive of customer embedded locations and other field offices, we operate out of more than 50 locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 28,	December 23,	December 28,	December 23,
	2024	2023	2024	2023

Service Revenue	$41,557	$41,509	$129,418	$122,793
Distribution Revenue	25,197	23,657	71,869	65,775
Total Revenue	66,754	65,166	201,287	188,568

Cost of Service Revenue	29,200	28,015	87,587	82,244
Cost of Distribution Revenue	17,875	16,215	50,160	46,553
Total Cost of Revenue	47,075	44,230	137,747	128,797

Gross Profit	19,679	20,936	63,540	59,771

Selling, Marketing and Warehouse Expenses	8,119	7,519	24,101	20,844
General and Administrative Expenses	9,460	9,123	28,505	28,350
Total Operating Expenses	17,579	16,642	52,606	49,194

Operating Income	2,100	4,294	10,934	10,577

Interest Expense	199	81	327	1,785
Interest Income	(219)	(347)	(817)	(347)
Other (Income) Expense	(1,009)	289	(646)	304
Total Interest and Other (Income) Expense, net	(1,029)	23	(1,136)	1,742

Income Before Provision For Income Taxes	3,129	4,271	12,070	8,835
Provision for Income Taxes	772	923	2,019	2,078

Net Income	$2,357	$3,348	$10,051	$6,757

Basic Earnings Per Share	$0.26	$0.39	$1.10	$0.84
Average Shares Outstanding	9,230	8,615	9,147	8,060

Diluted Earnings Per Share	$0.25	$0.38	$1.09	$0.83
Average Shares Outstanding	9,326	8,752	9,243	8,187

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	December 28,	March 30,
	2024	2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$4,640	$19,646
Marketable Securities	-	15,533
Accounts Receivable, less allowance for credit losses of $577 and $544 as of December 28, 2024 and March 30, 2024, respectively	51,621	47,779
Other Receivables	734	506
Inventory, net	13,793	17,418
Prepaid Expenses and Other Current Assets	5,771	4,276
Total Current Assets	76,559	105,158
Property and Equipment, net	50,490	38,944
Goodwill	176,617	105,585
Intangible Assets, net	57,682	19,987
Right to Use Assets, net	23,568	16,823
Other Assets	1,093	1,055
Total Assets	$386,009	$287,552

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$16,184	$11,495
Accrued Compensation and Other Current Liabilities	13,085	19,665
Current Portion of Long-Term Debt	2,410	2,339
Total Current Liabilities	31,679	33,499
Long-Term Debt	39,496	1,817
Deferred Tax Liabilities, net	9,255	9,291
Lease Liabilities	20,780	14,873
Other Liabilities	3,719	2,903
Total Liabilities	104,929	62,383

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,309,257 and 8,839,299 shares issued and outstanding as of December 28, 2024 and March 30, 2024, respectively	4,655	4,420
Capital in Excess of Par Value	190,200	141,624
Accumulated Other Comprehensive Loss	(1,881)	(949)
Retained Earnings	88,106	80,074
Total Shareholders' Equity	281,080	225,169
Total Liabilities and Shareholders' Equity	$386,009	$287,552

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Nine Months Ended
	December 28,	December 23,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$10,051	$6,757
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net (Gain)Loss on Disposal of Property and Equipment	(64)	24
Deferred Income Taxes	(36)	42
Depreciation and Amortization	12,941	9,841
Gain on Sale of Assets	(855)	-
Provision for Accounts Receivable and Inventory Reserves	147	379
Stock-Based Compensation Expense	2,075	3,338
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	1,848	3,819
Inventory	4,612	3,208
Prepaid Expenses and Other Current Assets	(1,419)	728
Accounts Payable	4,179	(5,194)
Accrued Compensation and Other Current Liabilities	(2,197)	3,947
Income Taxes Payable	(2,925)	-
Net Cash Provided by Operating Activities	28,357	26,889

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(10,502)	(9,099)
Business Acquisitions, net of cash acquired	(86,095)	(12,932)
Proceeds from Sale of Assets	1,100	-
Sales of Marketable Securities	15,533	-
Net Cash Used in Investing Activities	(79,964)	(22,031)

Cash Flows from Financing Activities:
Proceeds From/(Repayment of) Revolving Credit Facility, net	39,495	(42,713)
Repayments of Term Loan	(1,745)	(1,678)
Issuance of Common Stock, net of direct costs	1,766	75,714
Repurchase of Common Stock	(3,208)	(2,247)
Net Cash Provided by Financing Activities	36,308	29,076

Effect of Exchange Rate Changes on Cash and Cash Equivalents	293	(260)

Net (Decrease)/Increase in Cash and Cash Equivalents	(15,006)	33,674
Cash and Cash Equivalents at Beginning of Period	19,646	1,531
Cash and Cash Equivalents at End of Period	$4,640	$35,205

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357		10,051
+ Interest Income	(260)	(210)	(20)		(490)
+ Other Expense	131	232	(1,009)		(646)
+ Tax Provision	820	427	772		2,019
Operating Income	5,099	3,735	2,100		10,934
+ Depreciation & Amortization	4,113	4,399	4,430		12,942
+ Transaction Expenses	434	33	778		1,245
+ Other Expense	(131)	(232)	154		(209)
+ Non-cash Stock Compensation	697	926	452		2,075
Adjusted EBITDA	10,212	8,861	7,914		26,987

Segment Breakdown

Service Operating Income	$4,091	3,704	1,412		9,207
+ Depreciation & Amortization	2,402	2,455	2,451		7,308
+ Transaction Expenses	146	-	778		924
+ Other Expense	(96)	(164)	94		(166)
+ Non-cash Stock Compensation	421	629	186		1,236
Service Adjusted EBITDA	6,964	6,624	4,921		18,509

Distribution Operating Income	$1,008	31	688		1,727
+ Depreciation & Amortization	1,711	1,944	1,979		5,634
+ Transaction Expenses	288	32	-		320
+ Other Expense	(35)	(67)	60		(42)
+ Non-cash Stock Compensation	276	297	266		839
Distribution Adjusted EBITDA	3,248	2,237	2,993		8,478

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	460	3,348	6,890	13,647
+ Interest Expense / (Income)	814	890	(266)	(411)	1,027
+ Other Expense / (Income)	64	(49)	289	11	315
+ Tax Provision	813	342	923	2,714	4,792
Operating Income	4,640	1,643	4,294	9,204	19,781
+ Depreciation & Amortization	2,790	3,269	3,783	3,635	13,477
+ Transaction Expenses	185	328	78	37	628
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(64)	49	(289)	(11)	(315)
+ Non-cash Stock Compensation	930	1,241	1,167	1,174	4,512
Adjusted EBITDA	8,481	9,330	9,120	11,682	38,613

Segment Breakdown

Service Operating Income	$3,192	742	2,966	8,144	15,044
+ Depreciation & Amortization	2,226	2,325	2,362	2,280	9,193
+ Transaction Expenses	185	76	30	(44)	247
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(47)	29	(203)	(18)	(239)
+ Non-cash Stock Compensation	676	826	737	736	2,975
Service Adjusted EBITDA	6,232	6,798	5,979	8,741	27,750

Distribution Operating Income	$1,448	901	1,328	1,060	4,737
+ Depreciation & Amortization	564	944	1,421	1,355	4,284
+ Transaction Expenses	-	252	48	81	381
+ Other (Expense) / Income	(17)	20	(86)	7	(76)
+ Non-cash Stock Compensation	254	415	430	438	1,537
Distribution Adjusted EBITDA	2,249	2,532	3,141	2,941	10,863

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357		10,051
+ Amortization of Intangible Assets	1,749	1,888	1,879		5,516
+ Acquisition Amortization of Backlog	24	4	-		28
+ Acquisition Deal Costs	434	33	778		1,245
+ Acquisition Stock Expense	234	130	(261)		103
+ Income Tax Effect at 25%	(610)	(514)	(599)		(1,723)
Adjusted Net Income	6,239	4,827	4,154	-	15,220

Average Diluted Shares Outstanding	9,196	9,282	9,326		9,243

Diluted Earnings Per Share	0.48	0.35	0.25	-	1.09

Adjusted Diluted Earnings Per Share	0.68	0.52	0.45	-	1.65

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	460	3,348	6,890	13,647
+ Amortization of Intangible Assets	1,093	1,416	1,674	1,447	5,630
+ Acquisition Amortization of Backlog	-	19	24	24	67
+ Acquisition Deal Costs	185	328	78	81	672
+ Acquisition Stock Expense	182	274	265	258	979
+ Income Tax Effect at 25%	(365)	(509)	(532)	(431)	(1,837)
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,358)	529
Adjusted Net Income	4,044	4,788	4,944	5,911	19,687

Average Diluted Shares Outstanding	7,762	7,948	8,752	8,972	8,352

Diluted Earnings Per Share	0.38	0.06	0.38	0.77	1.63

Adjusted Diluted Earnings Per Share	0.52	0.60	0.56	0.66	2.36

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2025 Q3	FY 2024 Q3	$'s	%
Service Revenue	$41,557	$41,509	$48	0.1%
Cost of Revenue	29,200	28,015	1,185	4.2%
Gross Profit	$12,357	$13,494	$(1,137)	(8.4)%
Gross Margin	29.7%	32.5%

Selling, Marketing & Warehouse Expenses	$4,380	$4,202	$178	4.2%
General and Administrative Expenses	6,565	6,326	239	3.8%
Operating Income	$1,412	$2,966	$(1,554)	(52.4)%
% of Revenue	3.4%	7.1%

			Change
DISTRIBUTION	FY 2025 Q3	FY 2024 Q3	$'s	%
Distribution Revenue	$25,197	$23,657	$1,540	6.5%
Cost of Revenue	17,875	16,215	1,660	10.2%
Gross Profit	$7,322	$7,442	$(120)	(1.6)%
Gross Margin	29.1%	31.5%

Selling, Marketing & Warehouse Expenses	$3,739	$3,317	$422	12.7%
General and Administrative Expenses	2,895	2,797	98	3.5%
Operating Income	$688	$1,328	$(640)	(48.2)%
% of Sales	2.7%	5.6%

			Change
TOTAL	FY 2025 Q3	FY 2024 Q3	$'s	%
Total Revenue	$66,754	$65,166	$1,588	2.4%
Total Cost of Revenue	47,075	44,230	2,845	6.4%
Gross Profit	$19,679	$20,936	$(1,257)	(6.0)%
Gross Margin	29.5%	32.1%

Selling, Marketing & Warehouse Expenses	$8,119	$7,519	$600	8.0%
General and Administrative Expenses	9,460	9,123	337	3.7%
Operating Income	$2,100	$4,294	$(2,194)	(51.1)%
% of Revenue	3.1%	6.6%

Transcat Reports Third Quarter Results with Revenue Growth

January 27, 2025

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2025	FY 2024
SERVICE	YTD	YTD	$'s	%
Service Revenue	$129,418	$122,793	$6,625	5.4%
Cost of Revenue	87,587	82,244	5,343	6.5%
Gross Profit	$41,831	$40,549	$1,282	3.2%
Gross Margin	32.3%	33.0%

Selling, Marketing & Warehouse Expenses	$13,269	$12,452	$817	6.6%
General and Administrative Expenses	19,355	21,197	(1,842)	(8.7)%
Operating Income	$9,207	$6,900	$2,307	33.4%
% of Revenue	7.1%	5.6%

			Change
	FY 2025	FY 2024
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Revenue	$71,869	$65,775	$6,094	9.3%
Cost of Revenue	50,160	46,553	3,607	7.7%
Gross Profit	$21,709	$19,222	$2,487	12.9%
Gross Margin	30.2%	29.2%

Selling, Marketing & Warehouse Expenses	$10,832	$8,392	$2,440	29.1%
General and Administrative Expenses	9,150	7,153	1,997	27.9%
Operating Income	$1,727	$3,677	$(1,950)	(53.0)%
% of Sales	2.4%	5.6%

			Change
	FY 2025	FY 2024
TOTAL	YTD	YTD	$'s	%
Total Revenue	$201,287	$188,568	$12,719	6.7%
Total Cost of Revenue	137,747	128,797	8,950	6.9%
Gross Profit	$63,540	$59,771	$3,769	6.3%
Gross Margin	31.6%	31.7%

Selling, Marketing & Warehouse Expenses	$24,101	$20,844	$3,257	15.6%
General and Administrative Expenses	28,505	28,350	155	0.5%
Operating Income	$10,934	$10,577	$357	3.4%
% of Revenue	5.4%	5.6%